Exhibit 99.1

NOBLE INTERNATIONAL, LTD.

EXECUTIVE STOCK APPRECIATION RIGHTS PLAN

1. Purpose. This Noble International, Ltd. 2006 Executive Stock Appreciation Rights Plan (this “Plan”), effective as of March 1, 2006, is intended to enable Noble International, Ltd., a Delaware corporation (the “Corporation”) (i) to promote the best interests of the Corporation and its stockholders by granting certain executives of the Corporation long-term incentive compensation in the form of appreciation rights on “phantom” shares of stock in the Corporation in addition to current compensation, thus identifying their interests with those of the Corporation and its stockholders, and (ii) to enhance the ability of the Corporation to attract and retain qualified executives.

2. Definitions. As used in this Plan, the following terms have the meaning described below:

“Board” means the Board of Directors of the Corporation or any Committee of the Board of Directors duly appointed.

“Committee” means the Compensation Committee of the Board of Directors, as appointed from time to time.

“Common Stock” means shares of the authorized common stock of the Corporation.

The “Corporation” means Noble International, Ltd., a Delaware corporation.

“Executive” means an individual who has an employment relationship with the Corporation or an affiliate of the Corporation in an executive position.

“Grant Date” means the date on which an award of SAR Units under this Plan is made effective by the Committee.

“Stock Appreciation Right” or “SAR” means a hypothetical or “phantom” unit of ownership in the Corporation, as awarded to a Participant under Section 5 of this Plan, having a total value equivalent to one share of Common Stock.

“SAR Agreement” means the written agreement that sets forth the terms of a Participant’s award of SAR Units.

“Participant” means an Executive designated by the Committee to participate in the Plan.

“Plan” means the Noble International, Ltd. 2006 Stock Appreciation Rights Plan, the terms of which are set forth in this document and any amendments.

“Share Value” means, with respect to an SAR, a value equivalent to the greater of the ten-day average or the closing price of the Common Stock on the last trading day preceding the date of determination of Share Value.

3. Administration. The Plan will be administered by the Committee. The Committee will interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The foregoing notwithstanding, any such rules, regulations or determinations of the Committee may be reviewed by the Board, and may be approved, rescinded or modified as the Board determines in its discretion. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any SAR Unit awarded under the Plan will be final and binding upon all Participants. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any award of SAR Units.

4. Participants. Participants in the Plan will be those Executives (including Executives who are directors) of the Corporation as the Committee in its sole discretion may select from time to time, subject to Board approval, from among the select group of key executive employees who are employed in positions which have a significant impact on the Corporation’s long-term performance.

5. Award of SAR Units. The Committee, at any time and from time to time, and subject to Board approval, may award SAR Units to such Participants and for such numbers of SAR Units as it may designate. The Corporation authorizes the issuance of a total of 750,000 SAR Units under the Plan. Any Participant may receive and have outstanding at any time, more than one award of SAR Units under the Plan. Each Participant’s award of SAR Units will be subject to such general terms, conditions and restrictions as are consistent with the provisions of this Plan, and as set forth in a separate SAR Unit Agreement with the Participant for each such award.

6. Vesting.

(a) The Committee shall determine, in its sole discretion at the time of grant, the vesting schedule for each SAR Unit under the Plan.

(b) Section 6(a) notwithstanding, all of a Participant’s SAR Units will vest upon the first to occur of any of the following:

(i)	the death of the Participant; or

(ii)	the termination of the Plan, as described in Section 13.

(c) Except as provided in Section 6(b), if the Participant’s employment with the Corporation is terminated, then the Participant will forfeit all unvested SAR Units and any right to receive future payments with respect to the unvested SAR Units shall terminate. The Participant will be paid for any vested SAR rights upon termination of employment.

7. Exercise and Payment.

(a) At any time after an SAR Unit becomes vested, the Participant may elect to exercise the SAR Unit and receive payment for the SAR Unit.

(b) To exercise an SAR Unit, the Participant must deliver a written notice addressed to the Secretary of the Corporation, signed and dated by the Participant and specifying the number of SAR Units that the Participant wishes to exercise, provided, however, that any partial exercise must be in units of not less than 1,000.

(c) The payment for each SAR Unit will be an amount in cash equal to the excess, if any, of the Share Value of the SAR Unit, determined as of the date of exercise, over the closing price of the Common Stock as of a date (or averaged over certain dates) determined by the Committee in its sole discretion (the “Base Price”), as such Base Price may be adjusted in connection with any adjustment described in Section 8 hereof. The foregoing notwithstanding, in no event shall the Base Price be less than the closing price of the Common Stock as of the Grant Date.

(d) Actual payment to a Participant of the amount referred to in Section 7(a) will be made not later than ten business days after the exercise date.

8. Adjustments. The total number of SAR Units held by any Participant will be adjusted pro rata for any increase or decrease in the number of outstanding shares of the Common Stock of the Corporation due to a stock dividend, stock split, reclassification, subdivision or combination of shares of the Corporation’s stock, and in the event of a merger in which the Corporation is the surviving corporation.

9. Rights as Stockholder. SAR Units awarded under this Plan are not actual shares of the Common Stock, but are merely hypothetical or “phantom” shares. The Participant, therefore, is not entitled to any of the rights and benefits usually afforded stockholders, including voting and dividend rights.

10. Participant’s Rights Unsecured. The right of a Participant to receive a payment under this Plan will be an unsecured claim against the general assets of the Corporation. The Corporation’s obligation under this Plan is an unfunded and unsecured promise of the Corporation.

11. Transferability. No SAR Unit shall be transferable by a Participant except by will or the laws of descent and distribution. No transfer of an SAR Unit by will or the laws of descent and distribution will be effective to bind the Corporation unless the Corporation has received written notice of the transfer and a copy of the will or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the SAR Unit.

12. Tax Withholding. The Corporation may withhold from any cash amounts payable to the Participant under this Plan the amounts necessary to satisfy all applicable federal, state, or other income and employment withholding taxes. If the Corporation fails to withhold such sums for any reason, the Corporation may require the Participant to promptly remit to the Corporation sufficient cash to satisfy all applicable income and employment withholding taxes.

13. Termination and Amendment.

(a) The Committee may terminate the Plan, or the granting of SAR Units under the Plan, at any time, subject to Board approval.

(b) The Committee may amend or modify the Plan at any time and from time to time, subject to Board approval.

(c) No amendment, modification, or termination of the Plan shall in any manner affect any SAR Units awarded to a Participant which have become vested before the date of such amendment, modification or termination.

14. Effect on Employment. Neither the adoption of the Plan nor the awarding of any SAR Unit pursuant to the Plan may be interpreted or construed to create any right in any individual to be retained or continued in the employment of the Corporation or in any way affect the right of the Corporation to dismiss or discharge any Executive, with or without cause, at any time.

15. Governing Law. This Plan, and any SAR Unit Agreement under this Plan, will be governed by, and interpreted and construed in accordance with, the internal laws of the State of Michigan, without regard to its conflict of laws principles.

This Plan has been executed by the Corporation on April     , 2006.

NOBLE INTERNATIONAL, LTD.

By:	/s/ Thomas L. Saeli
Thomas L. Saeli
Chief Executive Officer

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